For Release at 1:05 pm Pacific

EDITORIAL CONTACT:
Jana Knezovich
+1 408-553-3333
jana.knezovich@verigy.com

Exhibit 99.1

Verigy Reports Third Quarter 2006 Results
$214 Million in Revenue Up 81 Percent Year over Year

SANTA CLARA, Calif., Aug. 14, 2006 — Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, reported today revenue of $214 million for its third fiscal quarter ending July 31, 2006, 81 percent above last year. Orders were $199 million, up 36 percent over the same period a year ago. Third quarter net income on a GAAP basis was $13 million, or $0.23 per share, compared with a loss of $22 million, or $0.44 per share, in the prior year period.

Included in GAAP results are $24 million of net charges related principally to separation and restructuring activities undertaken in connection with Verigy’s spin-off from Agilent Technologies. Excluding these charges and $2 million of share-based compensation expense, Verigy reported third quarter non-GAAP net income of $39 million, or $0.71 per share. On a comparable basis, the business lost $21 million, or $0.42 per share, in the prior year period.

“We had a very strong quarter as we continued to see the results of positive customer acceptance of our enhanced SOC and Flash test products,” said Keith Barnes, Verigy president and chief executive officer. “Our separation from Agilent has proceeded as planned and progress toward our targeted, focused operating model is on track.  We have expanded our Served Available Market through technology innovations, while our revenue success is customer validation that our strategy of delivering real customer value on scalable platforms is sound. We also believe we are well positioned to capitalize on the anticipated demand for new leading edge consumer-oriented semiconductors.”

Outlook

For the fiscal fourth quarter ending Oct. 31, 2006, the company provided the following guidance:

•                  Revenue is expected to be in the range of $185 to $200 million.

•                  GAAP net income is expected to be in the range of $7 to $16 million, or $0.12 to $0.27 per share.

•                  On a non-GAAP basis, the company expects to report net income of $25 to $34 million, or $0.43 to $0.58 per share. To reconcile fourth quarter net income under GAAP to non-GAAP net income, the company expects to exclude:

•                  $16 to $18 million of charges related principally to separation and restructuring activities undertaken in connection with Verigy’s spin-off from Agilent Technologies.

•                  $2 to $3 million of share-based compensation expense.

This guidance is forward-looking, and actual results may differ materially. The company has no obligation to update this guidance.

CONFERENCE CALL / WEBCAST

Verigy’s management will present more details on its third quarter FY2006 financial results on a conference call with investors today beginning at 2:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q3 2006 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s Web site for seven days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through August 21, 2006. The replay number is +1 866-543-6403 toll-free, or international callers may dial +1 617-213-8896; enter pass code 59436506.

About Verigy

Verigy designs, develops, manufactures and sells advanced test systems and solutions for the semiconductor industry. Verigy comprises the semiconductor test business recently separated from Agilent Technologies. The company began doing business as Verigy on June 1, and completed its initial public offering on June 13, 2006. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

In our earnings release, some of the comments are forward-looking, including statements regarding Verigy’s revenue and earnings; guidance for the fourth quarter; and other statements that express the company’s expectations, beliefs, plans and forecasts.  Words such as expect, anticipate, intend, plan, believe, estimate and variations of such words and similar expressions may identify additional forward-looking statements.  These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events.  These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.  Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our registration statement on Form S-1, filed with and declared effective by the SEC on June 12, 2006, and in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006.  The forward-looking statements, including guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results.  This information also facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.  The non-GAAP net income (loss) and earnings per share reconciliation is estimated based on our current information. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2006	2005	2006	2005

Orders:	$199	$146	$688	$323

Net revenue:
Products	$181	$93	$482	$224
Services	33	25	94	73
Total net revenue	214	118	576	297

Cost of sales
Cost of products	88	58	243	147
Cost of services	23	22	72	65
Total cost of sales	111	80	315	212

Operating expenses
Research and development	25	24	75	76
Selling, general and administrative	37	33	114	101
Restructuring charges	2	1	16	1
Separation costs	21	—	56	—
Total operating expenses	85	58	261	178

Income (loss) from operations	18	(20)	—	(93)
Other income (expense), net	2	—	2	—

Income (loss) before taxes	20	(20)	2	(93)
Provision for taxes	7	2	16	11

Net profit (loss)	$13	$(22)	$(14)	$(104)

Net income (loss) per share- basic:	$0.23	$(0.44)	$(0.28)	$(2.08)

Net income (loss) per share- diluted:	$0.23	$(0.44)	$(0.28)	$(2.08)

Weighted average shares used in computing net income (loss) per share:
Basic	54,662	50,000	51,571	50,000
Diluted	54,681	50,000	51,590	50,000

Historical amounts were reclassified to conform with current period presentation.

Weighted average shares are presented in thousands

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except share amounts)

(Unaudited)

	July 31	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$206	$—
Trade accounts receivable, net	156	75
Related Party accounts receivable, net	23	—
Inventory	79	110
Other current assets	36	14
Total current assets	500	199

Property, plant and equipment, net	36	18
Goodwill	18	17
Other assets	50	26
Total assets	$604	$260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$69	$21
Related Party Payable	14	—
Employee compensation and benefits	33	40
Deferred revenue	57	42
Income and other taxes payable	8	32
Other accrued liabilities	14	23
Total current liabilities	195	158

Long-term Liabilities	33	15
Total liabilities	228	173

Stockholders’ equity
Owner’s net investment	—	86

Ordinary shares issued and outstanding at July 31, 2007 58,651,559	—	—
Additional paid in capital	358
Retained earnings	19	—
Accumulated other comprehensive income (loss)	(1)	1
Total stockholders’ equity	376	87
Total liabilities and stockholders’ equity	$604	$260

VERIGY LTD.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended						Nine Months Ended
	July 31, 2006	EPS	April 30, 2006	EPS	January 31, 2006	EPS	July 31, 2006	EPS

GAAP net income (loss)	$13	$0.23	$(11)	(0.22)	$(16)	(0.32)	$(14)	$(0.28)
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.2	0.04	2.4	0.05	0.9	0.02	5.5	0.11
Restructuring charges in operating expenses	1.6	0.03	8.0	0.16	6.0	0.12	15.6	0.30
Separation related costs in cost of sales	—	—	3.7	0.07	—	—	3.7	0.07
Separation related costs in operating expenses	20.9	0.38	20.0	0.40	15.0	0.30	55.9	1.08
Share-based compensation expense	1.7	0.03	2.5	0.05	4.0	0.08	8.2	0.16
Other	—	—	(0.7)	(0.01)	—	—	(0.7)	(0.01)
Non-GAAP net income	$39	$0.71	$25	$0.50	$10	$0.20	$74	$1.43

	Three Months Ended						Nine Months Ended
	July 31, 2005	EPS	April 30, 2005	EPS	January 31, 2005	EPS	July 31, 2005	EPS
GAAP net loss	$(22)	(0.44)	$(37)	(0.74)	$(45)	(0.90)	$(104)	(2.08)
Non-GAAP adjustments:
Restructuring charges in cost of sales	—	—	—	—	—	—	—	—
Restructuring charges in operating expenses	1.0	0.02	—	—	—	—	1.0	0.02
Separation related costs in cost of sales	—	—	—	—	—	—	—	—
Separation related costs in operating expenses	—	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—	—	—	—
Non-GAAP net loss	$(21)	$(0.42)	$(37)	$(0.74)	$(45)	$(0.90)	$(103)	$(2.06)